                                                                       Exhibit 11.2


                     COMPUTATION OF EARNINGS PER COMMON SHARE

                     (in thousands, except per share amounts)

                                                                    NINE MONTHS ENDED
                                                                       SEPTEMBER 30,
                                                                  1998              1997
                                                                -------           -------
Basic EPS:
   Net income                                                   $26,029           $19,102
                                                                =======           =======


Shares
   Weighted average number of common
     shares outstanding                                          16,080            14,985
                                                                =======           =======

Basic earnings per common share                                 $  1.62           $  1.27
                                                                =======           =======



Diluted EPS:
   Net income                                                   $26,029           $19,102
                                                                =======           =======

Shares
   Weighted average number of common
     shares outstanding                                          16,080            14,985
   Assuming conversion of options issued
     and outstanding                                                593               802
                                                                -------           -------
   Weighted average number of common
     shares outstanding, as adjusted                             16,673            15,787
                                                                =======           =======

Diluted earnings per common share                               $  1.56           $  1.21
                                                                =======           =======




<F*>This calculation is submitted in accordance with SFAS 128, "Earnings
Per Share," which requires disclosure of the calculation of basic and diluted earnings per share.



                                       -21-